SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2005

UNITED ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30841	22-3342379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

600 Meadowlands Parkway #20, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 327-3456

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

Effective February 28, 2005, we amended our outstanding loan obligation with Laurus Master Fund. The amendment included a waiver by Laurus of (i) principal payment defaults of $141,665 for the period December 2004 through February 2005 and (ii) interest payment defaults of $7,233.23 commencing January 2, 2005. We made a payment of $45,000 to Laurus representing the past due interest and an interest prepayment of $37,766.77. Laurus agreed to defer the principal payments that had been scheduled for February through May 2005 until the maturity date of the Note, March 24, 2007.

In consideration of this amendment, we issued to Laurus a warrant to purchase 300,000 shares of our common stock, exercisable for seven years. The exercise price for the first 100,000 shares is $1.25 per share, for the second 100,000 shares is $1.50 per share, and for the third 100,000 shares is $1.75 per share. We also amended our registration rights agreement with Laurus to change the effectiveness date to 120 days after February 28, 2005 (i.e., June 28, 2005) and the filing date to 45 days after Laurus’ loan to the Company has been fully funded.

Copies of the amendment and the warrant are attached as exhibits to this report.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 Amendment and Waiver dated as of February 28, 2005 by and between United Energy Corp. and Laurus Master Fund, Ltd.

10.2 Common Stock Purchase Warrant for 300,000 Shares issued to Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ENERGY CORP.

By: /s/ Brian F. King

Brian F. King

Chief Executive Officer

Dated:	April 12, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment and Waiver dated as of February 28, 2005 by and between United Energy Corp. and Laurus Master Fund, Ltd.

10.2	Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd.